UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2013

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

All of the information contained in this Form 8-K relates to the previously announced sale by Target Corporation (“Target”) of its entire consumer credit card portfolio to The Toronto-Dominion Bank (“TD”), which was completed on March 13, 2013 (the “Transaction”) and is discussed in more detail under Item 2.01. As disclosed in the News Release attached to this Form 8-K, on March 13, 2013, Target also announced the commencement of tender offers to use up to an aggregate of $1.2 billion of cash proceeds from the Transaction to repurchase outstanding debt and, over time, Target expects to apply the remaining proceeds from the Transaction to further reduce its debt position and continue its current share repurchase program. The pro forma financial statements included with this Form 8-K do not reflect the full application of the proceeds from the Transaction and therefore are not indicative of the financial impact of this Transaction. Following the completion of the debt tender offer, Target will provide updated forward-looking information that will include the full expected impact of the Transaction and related application of proceeds, as well as comparative historical results for its U.S. Segment (formerly the U.S. Retail and U.S. Credit Card Segments).

Item 1.01.                                        Entry into a Material Definitive Agreement.

As a result of the closing of the Transaction on March 13, 2013, pursuant to the Credit Card Program Agreement, dated as of October 22, 2012, between Target, its wholly-owned subsidiary, Target Enterprise, Inc., and TD Bank USA, N.A., an affiliate of TD (the “Credit Card Program Agreement”), TD’s rights and obligations to underwrite, fund and own Target Credit Card and Target Visa receivables in the U.S. became effective and the seven-year term of the Credit Card Program Agreement began. In addition to those rights and obligations under the Credit Card Program Agreement, TD controls risk management policies and oversees regulatory compliance. Target performs account servicing and primary marketing functions, and earns a substantial portion of the profits generated by the Target Credit Card and Target Visa portfolios.

A copy of the Credit Card Program Agreement will be filed as an Exhibit to Target’s Quarterly Report on Form 10-Q for the quarter ending May 4, 2013.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On March 13, 2013, Target terminated its Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, among Target Receivables LLC (formerly known as Target Receivables Corporation), Target National Bank (formerly known as Retailers National Bank) and Wells Fargo Bank, National Association (formerly known as Wells Fargo Bank Minnesota, National Association), as previously amended, including most recently as of January 26, 2012 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement contained provisions related to the conveyance of credit card receivables by Target Receivables LLC to the Target Credit Card Master Trust, the administration and servicing of the receivables, and the rights of the certificate holders in the Target Credit Card Master Trust. The Pooling and Servicing Agreement was terminated in connection with the Transaction.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On March 13, 2013, Target completed the previously announced sale of its entire consumer credit card portfolio to TD pursuant to the Purchase and Sale Agreement, dated as of October 22, 2012, between Target, two of its wholly owned subsidiaries, Target Receivables LLC and Target National Bank, and TD Bank USA, N.A., an affiliate of TD, as amended (the “Purchase and Sale Agreement”). The purchase price for the Transaction is approximately $5.7 billion, and is equal to the gross value of the outstanding receivables at the time of closing. Concurrent with the Transaction, Target repaid the nonrecourse debt collateralized by credit card receivables (2006/2007 Series Variable Funding Certificate) for approximately $1.5 billion, equal to par, resulting in net cash proceeds of approximately $4.2 billion.

A copy of the News Release announcing the completion of the Transaction is attached hereto as Exhibit (99). The Purchase and Sale Agreement was filed as an Exhibit to Target’s Quarterly Report on Form 10-Q for the quarter ended October 27, 2012. The First Amendment to the Purchase and Sale Agreement is attached hereto as Exhibit (2)G.

Item 9.01.                                        Financial Statements and Exhibits.

(b)                                 Pro forma financial information.

The following unaudited pro forma consolidated financial statements are based on the consolidated financial statements of Target, and are adjusted to give effect to Transaction under the Purchase and Sale Agreement and the rights and obligations under the related Program Agreement as if the Transaction occurred at an earlier date. As specified in Article 11 of Regulation S-X, the unaudited pro forma Consolidated Statements of Operations for fiscal year 2011 and the nine months ended October 27, 2012 are adjusted to reflect the Transaction as if it occurred on January 30, 2011. The unaudited pro forma Consolidated Statement of Financial Position is adjusted to reflect the Transaction as if it occurred on October 27, 2012, the last day of the most recently filed period.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and, therefore, are not indicative of the operating results and financial position that might have been achieved had the Transaction occurred as of an earlier date, nor are they indicative of operating results and financial position that may occur in the future. Except where used to extinguish the nonrecourse debt collateralized by credit card receivables, the unaudited pro forma consolidated financial statements do not reflect the anticipated use of the net cash proceeds, including share repurchases and additional debt extinguishments. As a result, the unaudited pro forma Consolidated Statements of Operations do not reflect anticipated favorable impacts on interest expense and earnings per share. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto in the Annual Report on Form 10-K for the fiscal year ended January 28, 2012 and the Quarterly Report on Form 10-Q for the quarter ended October 27, 2012.

TARGET CORPORATION

Consolidated Statements of Operations

For the 12 months ended January 28, 2012

	As Reported	Pro forma
(millions, except per share data) (unaudited)	January 28, 2012	Adjustments		Pro forma
Sales	$68,466	$-		$68,466
Credit card revenues	1,399	(1,399)	(a)	-
Total revenues	69,865	(1,399)		68,466
Cost of sales	47,860	-		47,860
Selling, general and administrative expenses	14,106	(399)	(b)	13,707
Credit card expenses	446	(446)	(c)	-
Depreciation and amortization	2,131	-		2,131
Earnings before interest expense and income taxes	5,322	(554)		4,768
Net interest expense
Nonrecourse debt collateralized by credit card receivables	72	(72)	(d)	-
Other interest expense	797	-		797
Interest income	(3)	-		(3)
Net interest expense	866	(72)		794
Earnings before income taxes	4,456	(482)		3,974
Provision for income taxes	1,527	(169)	(e)	1,358
Net earnings	$2,929	$(313)		$2,616
Basic earnings per share	$4.31	$(0.46)		$3.85
Diluted earnings per share	$4.28	$(0.46)		$3.83
Weighted average common shares outstanding
Basic	679.1			679.1
Diluted	683.9			683.9

(a)                Removes finance charge revenue, late fee revenue and third-party merchant fees.

(b)                Reflects the net impact of the profit sharing arrangement with TD ($742 million), ongoing expenses ($288 million) and the reduction of the beneficial interest asset ($55 million).  The amount of the reduction of the beneficial interest asset is based on actual 2011 payment patterns, which we do not expect to reflect future payment patterns.

(c)                 Eliminates bad debt expense ($154 million) and reclassifies ongoing expenses to selling, general and administrative expenses ($292 million).

(d)                Eliminates interest expense related to the nonrecourse debt collateralized by credit card receivables, which was extinguished concurrent with the close of the transaction.

(e)                 Income tax impact of adjustments.

TARGET CORPORATION

Consolidated Statements of Operations

For the 9 months ended October 27, 2012

	As Reported
	October 27,	Pro forma
(millions, except per share data) (unaudited)	2012	Adjustments		Pro forma
Sales	$49,589	$-		$49,589
Credit card revenues	986	(986)	(a)	-
Total revenues	50,575	(986)		49,589
Cost of sales	34,406	-		34,406
Selling, general and administrative expenses	10,686	(327)	(b)	10,359
Credit card expenses	333	(333)	(c)	-
Depreciation and amortization	1,603	-		1,603
Gain on receivables held for sale	(156)	156	(d)	-
Earnings before interest expense and income taxes	3,703	(482)		3,221
Net interest expense	558	(8)	(e)	550
Earnings before income taxes	3,145	(474)		2,671
Provision for income taxes	1,107	(170)	(f)	937
Net earnings	$2,038	$(304)		$1,734
Basic earnings per share	$3.09	$(0.46)		$2.63
Diluted earnings per share	$3.06	$(0.46)		$2.60
Weighted average common shares outstanding
Basic	659.3			659.3
Diluted	665.8			665.8

(a)         Removes finance charge revenue, late fee revenue and third-party merchant fees.

(b)         Reflects the net impact of the profit sharing arrangement with TD ($579 million), ongoing expenses ($198 million) and the reduction of the beneficial interest asset ($54 million).

(c)          Eliminates bad debt expense ($141 million) and reclassifies ongoing expenses to selling, general and administrative expenses ($192 million).

(d)         Historically, our credit card receivables were recorded at par value less an allowance for doubtful accounts. In the third quarter of 2012, our receivables were classified as held for sale and recorded at the lower of cost (par) or fair value, resulting in a gain of $156 million. The gain on receivables held for sale is eliminated for this pro forma presentation.

(e)          Eliminates interest expense related to the nonrecourse debt collateralized by credit card receivables, which was extinguished concurrent with the close of the transaction.

(f)           Income tax impact of adjustments.

TARGET CORPORATION

Consolidated Statements of Financial Position

	As Reported	Pro forma
(millions, except per share data) (unaudited)	October 27, 2012	Adjustments		Pro forma
Assets
Cash and cash equivalents, including short-term investments of $800	$1,469	$4,324	(a)	$5,793
Credit card receivables, held for sale	5,647	(5,647)	(b)	-
Inventory	9,533	-		9,533
Other current assets	1,846	133	(c)	1,979
Total current assets	18,495	(1,190)		17,305
Property and equipment
Land	6,188	-		6,188
Buildings and improvements	27,800	-		27,800
Fixtures and equipment	5,280	-		5,280
Computer hardware and software	2,418	-		2,418
Construction-in-progress	1,365	-		1,365
Accumulated depreciation	(12,982)	-		(12,982)
Property and equipment, net	30,069	-		30,069
Other noncurrent assets	1,015	105	(d)	1,120
Total assets	$49,579	$(1,085)		$48,494
Liabilities and shareholders’ investment
Accounts payable	$8,050	$-		$8,050
Accrued and other current liabilities	3,631	121	(e)	3,752
Unsecured debt and other borrowings	2,528	-		2,528
Nonrecourse debt collateralized by credit card receivables	1,500	(1,500)	(f)	-
Total current liabilities	15,709	(1,379)		14,330
Unsecured debt and other borrowings	14,526	-		14,526
Deferred income taxes	1,279	53	(e)	1,332
Other noncurrent liabilities	1,713	-		1,713
Total noncurrent liabilities	17,518	53		17,571
Shareholders’ investment
Common stock	55	-		55
Additional paid-in capital	3,854	-		3,854
Retained earnings	13,069	241	(g)	13,310
Accumulated other comprehensive loss
Pension and other benefit liabilities	(581)	-		(581)
Currency translation adjustment and cash flow hedges	(45)	-		(45)
Total shareholders’ investment	16,352	241		16,593
Total liabilities and shareholders’ investment	$49,579	$(1,085)		$48,494
Common shares outstanding	654.5			654.5

(a)         Cash proceeds resulting from an assumed transaction close on October 27, 2012 ($5.8 billion), offset by the concurrent paydown of nonrecourse debt ($1.5 billion) and transaction costs paid associated with the sale of receivables ($12 million).

(b)         Eliminates credit card receivables sold.

(c)          Records the current portion of the beneficial interest asset recognized at close ($107 million), current deferred income tax assets ($33 million) and other miscellaneous adjustments.

(d)         Records the long-term portion of the beneficial interest asset.

(e)          Records the impact to income tax liabilities.

(f)           Removes nonrecourse debt collateralized by credit card receivables that was paid down concurrent with close.

(g)         Gain resulting from the transaction, net of taxes.

(d)                       Exhibits.

(2)E	‡

Purchase and Sale Agreement dated October 22, 2012 among Target National Bank, Target Receivables LLC, Target Corporation and TD Bank USA, N.A. (Incorporated by reference to Exhibit (2)E to Target’s Form 10-Q Report for the quarter ended October 27, 2012).

(2)G	‡	First Amendment to Purchase and Sale Agreement dated March 13, 2013 among Target National Bank, Target Receivables LLC, Target Corporation and TD Bank USA, N.A.
(99)		Target Corporation’s News Release dated March 13, 2013.

‡                                        Excludes Schedules A through N, Annex A and Exhibits A-1 through C-2 referred to in the agreement and First Amendment, which Target Corporation agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: March 13, 2013	/s/ John J. Mulligan
John J. Mulligan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(2)E	Purchase and Sale Agreement dated October 22, 2012 among Target National Bank, Target Receivables LLC, Target Corporation and TD Bank USA, N.A.	Incorporated by Reference

(2)G	First Amendment to Purchase and Sale Agreement dated March 13, 2013 among Target National Bank, Target Receivables LLC, Target Corporation and TD Bank USA, N.A.	Filed Electronically

(99)	Target Corporation’s News Release dated March 13, 2013.	Filed Electronically